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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            _______________________

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



                       Date of Report:  October 18, 1999
                                        ----------------
                       (Date of earliest event reported)



                             HELLER FINANCIAL, INC.
                             ----------------------
             (Exact name of registrant as specified in its charter)



                                    Delaware
                                    --------
                 (State or other jurisdiction of incorporation)



               1-6157                            36-1208070
               ------                            ----------
       (Commission File Number)     (IRS Employer Identification Number)


500 West Monroe Street, Chicago, Illinois           60661
-----------------------------------------           -----
(Address of principal executive offices)          (Zip Code)


                                 (312) 441-7000
                                 --------------
              (Registrant's telephone number, including area code)
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Item 5.   Other Events
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On October 18, 1999,  Heller Financial, Inc. (the "Registrant") issued a press release announcing the increase of the quarterly dividend on its two classes of common stock to $.10 per share from $.09 per share. The dividend, which represents an 11 percent increase from the prior quarter, applies to Class A Common Stock (which was issued in May, 1998 and is held publicly) and Class B Common Stock (all of which is held of record by Fuji America Holdings, Inc.). The Board also declared dividends on three of the Registrant's preferred stocks, Cumulative Perpetual Senior Preferred Stock, Series A, Fixed Rate Noncumulative Perpetual Senior Preferred Stock, Series C, and Fixed Rate Noncumulative Perpetual Senior Preferred Stock, Series D. A copy of the press release is attached.

On October 18, 1999, Heller Financial, Inc. (the "Registrant") issued a press release announcing the authorization to repurchase up to two million shares of the Registrant's Class A Common Stock to provide stock for issuance under the Registrant's stock option and restricted stock plans, as well as for other corporate purposes. A copy of the press release is attached.


Item 7.   Financial Statements and Exhibits
-------   ---------------------------------

(c) Exhibits

99.1  Heller Financial, Inc. - Press Release
99.2  Heller Financial, Inc. - Press Release


                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 18, 1999
       ----------------

                                   HELLER FINANCIAL, INC.



                                   By:    /s/ Lauralee E. Martin
                                          ----------------------
                                          Lauralee E. Martin
                                   Title: Executive Vice President and
                                          Chief Financial Officer

                                       2
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                                 EXHIBIT INDEX



Exhibit
Number
------

99.1      Heller Financial, Inc. - Press Release
99.2      Heller Financial, Inc. - Press Release

                                       3